Exhibit 21.1
SUBSIDIARIES OF YUM! BRANDS, INC.
AS OF DECEMBER 31, 2019
State or Country of
Name of Subsidiary	Incorporation
A.C.N. 003 190 163 Pty Limited	Australia
A.C.N. 003 190 172 Pty Limited	Australia
A.C.N. 003 273 854 Pty Limited	Australia
A.C.N. 054 055 917 Pty Ltd	Australia
A.C.N. 054 121 416 Pty Limited	Australia
A.C.N. 085 239 961 Pty Ltd (SA1)	Australia
A.C.N. 085 239 998 Pty Ltd (SA2)	Australia
A.C.N. 107 434 882 Pty Ltd	Australia
A.C.N. 108 123 502 Pty Ltd	Australia
ABR Insurance Company	Vermont
Ashton Fried Chicken Pty. Limited	Australia
Cyprus Caramel Restaurants Limited	Cyprus
Egg Shell Holdings LLC	Delaware
Finger Licken Good Franchising LLC	Delaware
Finger Lickin' Chicken Limited	United Kingdom
GCTB, LLC	Virginia
Gloucester Properties Pty. Ltd.	Australia
Gotham Newco 1 Limited	United Kingdom
Gotham Newco 2 Limited	United Kingdom
Gotham Newco 3 Limited	United Kingdom
IPDEV Co., LLC	Delaware
Kentucky Fried Chicken (Germany) Restaurant Holdings GmbH	Germany
Kentucky Fried Chicken (Great Britain) Limited	United Kingdom
Kentucky Fried Chicken (Great Britain) Services Limited	United Kingdom
Kentucky Fried Chicken Canada Company	Canada
Kentucky Fried Chicken International Holdings, LLC	Delaware
Kentucky Fried Chicken Limited	United Kingdom
Kentucky Fried Chicken Pty. Ltd.	Australia
KFC (Pty) Ltd	South Africa
KFC Advertising, Ltd.	United Kingdom
KFC APAC B.V. f/k/a KFC Mexico B.V.	Netherlands
KFC Asia Franchise Pte. Ltd. f/k/a Taco Bell Restaurants China-India Pte. Ltd.	Singapore
KFC Asia ELP Management, LLC	Delaware
KFC Asia Holdings LLC f/k/a KFC Asia S.à r.l. f/k/a TB Asia Holdings S.à r.l.	Delaware
KFC Asia Holdings, LP	United Kingdom
KFC Australia IP Holdings, LLC	Delaware
KFC Brasil Publicidade e Propaganda Ltda	Brazil
KFC Canada, LLC	Delaware
KFC Corporation	Delaware
KFC Europe S.à r.l.	Luxembourg
KFC France SAS	France
KFC Holding Co.	Delaware
KFC Holding SAS	France

KFC Holdings B.V.	Netherlands
KFC International Holdings II LLC f/k/a .KFC International Holdings II S.à r.l.	Delaware
KFC Italy S.r.l.	Italy
KFC Menapak LLC	Delaware
KFC MENAPAK S.à r.l.	Luxembourg
KFC Netherlands B.V.	Netherlands
KFC North America LLC f/k/a KFC North America S.à r.l.	Delaware
KFC Operations LLC f/k/a KFC Operations S.à r.l. f/k/a Yum! Finance Holdings IV S.a.r.l	Delaware
KFC Pacific Holdings Ltd	Malta
KFC Real Estate B.V.	Netherlands
KFC Restaurants Spain S.L.	Spain
KFC Russia Holdings I S.à r.l.	Luxembourg
KFC South Africa Holdings B.V.	Netherlands
KFC THC V Ltd	Malta
KFC US, LLC	Delaware
Multibranding Pty. Ltd.	Australia
National Systems, LLC	Delaware
Newcastle Fried Chicken Pty. Ltd.	Australia
Northside Fried Chicken Pty Limited	Australia
Novo BL SAS	France
Novo Re IMMO SAS	France
Pacific Bell Franchising LLC	Delaware
Pacificly Pizza Hut LLC	Delaware
PH APAC B.V. f/k/a PH Mexico B.V.	Netherlands
PH Canada Company	Canada
PH Digico LLC	Delaware
PH DIGITAL VENTURES UK LIMITED	United Kingdom
PH Europe LLC	Delaware
PH Europe S.à r.l.	Luxembourg
PH MENAPAK Co. S.P.C.	Bahrain
PH Mexico LLC f/k/a PH Mexico S.à r.l.	Delaware
PH North America LLC f/k/a PH North America S.à r.l.	Delaware
PH Operations LLC f/k/a PH Operations S.à r.l. f/k/a Yum! Asia Holdings II S.a.r.l	Delaware
PH Restaurant Holdings GmbH	Germany
PH South Africa Holdings B.V.	Netherlands
PH Yum! Franchise III	Australia
PHDV Asia Company Limited	Vietnam
Pizza Famila Partnership	Delaware
Pizza Hut (Pty) Ltd	South Africa
Pizza Hut Asia Franchising, LP	United Kingdom
Pizza Hut Asia Pacific Franchise Pte. Ltd. f/k/a Pizza Hut Restaurants China-India Pte. Ltd.	Singapore
Pizza Hut Canada, LLC	Delaware
Pizza Hut Connect, LLC	Delaware
Pizza Hut Delivery Germany GmbH	Germany
Pizza Hut ELP Management, LLC	Delaware
Pizza Hut Europe Limited	United Kingdom
Pizza Hut Gida ve Ticaret Anonim Sirketi	Turkey
Pizza Hut Guarantor, LLC	Delaware

Pizza Hut Holdings, LLC	Delaware
Pizza Hut HSR Advertising Limited	United Kingdom
Pizza Hut International, LLC	Delaware
Pizza Hut MENAPAK Counsulting FZE	U.A.E.
Pizza Hut MENAPAK Holdings, LLC	Delaware
Pizza Hut MENAPAK S.à r.l.	Luxembourg
Pizza Hut of America, LLC	Delaware
Pizza Hut Pacific Holdings LLC f/k/a PH Asia Holdings S.à r.l.	Delaware
Pizza Hut Pacific Holdings Ltd.	Malta
Pizza Hut Technology Ventures, LLC	Delaware
Pizza Hut, LLC	Delaware
Pizza Pete Franchising LLC	Delaware
QuikOrder, LLC	Delaware
Restaurant Concepts LLC	Delaware
Restaurant Holdings Limited	United Kingdom
South China Sea Investments LLC	Delaware
Southern Fast Foods Limited	United Kingdom
Suffolk Fast Foods Limited	United Kingdom
Taco Bell Asia Franchising, LLC f/k/a TB Asia S.à r.l.	Delaware
Taco Bell Asia Franchising, LP	United Kingdom
Taco Bell Canada, LLC	Delaware
Taco Bell Cantina Corp.	Delaware
Taco Bell Corp	California
Taco Bell Franchise Holder 1, LLC	Delaware
Taco Bell Franchisor Holdings, LLC	Delaware
Taco Bell Franchisor, LLC	Delaware
Taco Bell Funding, LLC	Delaware
Taco Bell IP Holder, LLC	Delaware
Taco Bell of America, LLC	Delaware
Taco Bell Restaurants Asia Pte., Ltd.	Singapore
Taco Bell UK and Europe Limited f/k/a Yum! Restaurants Limited	United Kingdom
TB APAC B.V.	Netherlands
TB Asia LLC	Delaware
TB Canada Company	Canada
TB Cantina, LLC	Delaware
TB ELP Management, LLC	Delaware
TB International Holdings II LLC f/k/a TB International Holdings II S.à r.l.	Delaware
TB North America LLC f/k/a TB North America S.à r.l.	Delaware
TBA Services, LLC	Delaware
Tricon Global Restaurants, Inc.	North Carolina
YA Company One Pty. Ltd.	Australia
YCH S.a.r.l.	Luxembourg
YEB Holdings LLC	Delaware
YEB III LLC	Delaware
YRH Holdco Limited	United Kingdom
YRI China Franchising LLC f/k/a YRI China Franchising S.à r.l. f/k/a Yum! Finance Holdings V S.a.r.l	Delaware
YRI China Holdings B.V.	Netherlands
YRI China Licensing LLC	Delaware

YRI Europe S.a.r.l.	Luxembourg
YRI Global Liquidity S.a.r.l.	Luxembourg
YRI Investment Company S.a.r.l.	Luxembourg
Yum Connect, LLC	Delaware
Yum Cyprus Limited	Cyprus
Yum Restaurant Services Group, LLC	Delaware
Yum! Asia Franchise Pte Ltd	Singapore
Yum! Asia Holdings LLC f/k/a Yum! Asia Holdings S.a.r.l	Delaware
Yum! Australia Equipment Pty. Ltd.	Australia
Yum! Brands Mexico Holdings II LLC	Delaware
Yum! China ELP Management, LLC	Delaware
Yum! China Franchising, LP	United Kingdom
Yum! Europe Holdings, LP	United Kingdom
Yum! Europe Management, LLC	Delaware
YUM! Finance Holdings l Sarl	Luxembourg
Yum! Franchise de Mexico LLC f/k/a Yum! Franchise de Mexico, S.a.r.l.	Delaware
Yum! Franchise II LLP	United Kingdom
Yum! III (UK) Limited	United Kingdom
Yum! International Finance Company f/k/a Yum! International Finance Company S.a.r.l.	Delaware
Yum! KFC Australia Holdings I LLC	Delaware
Yum! PH Australia Holdings I LLC	Delaware
Yum! PH Australia Holdings II LLC	Delaware
Yum! Restaurant Holdings	United Kingdom
Yum! Restaurantes do Brasil Ltda.	Brazil
Yum! Restaurants (India) Private Limited	India
Yum! Restaurants (NZ) Ltd.	New Zealand
Yum! Restaurants Asia Pte. Ltd.	Singapore
Yum! Restaurants Australia Pty Limited	Australia
Yum! Restaurants Europe Limited	United Kingdom
Yum! Restaurants International (MENAPAK) Co. S.P.C.	Bahrain
Yum! Restaurants International (Thailand) Co., Ltd.	Thailand
Yum! Restaurants International Holdings, LLC	Delaware
Yum! Restaurants International Limited	United Kingdom
Yum! Restaurants International Ltd. & Co. Kommanditgesellschaft	Germany
Yum! Restaurants International Management LLC	Delaware
YUM! Restaurants International MENAPAK Consulting FZE.	U.A.E.
Yum! Restaurants International Russia and CIS LLC	Russian Federation
Yum! Restaurants International Russia LLC	Russian Federation
Yum! Restaurants International, Inc.	Delaware
Yum! Restaurants International, S de RL de CV	Mexico
Yum! Restaurants Marketing Private Limited	India
Yumsop Pty Limited	Australia